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                                                     [handwritten] Exhibit 10.45

[handwritten] To the attention of Mr. P. Burmeister


                           MEMORANDUM OF UNDERSTANDING


BY AND BETWEEN:

The company ROWECOM France, a French simplified corporation, with capital of 2,400,000 francs, with registered offices at rue de la Prairie - 91140 VILLEBON SUR YVETTE, represented by the legal representative Mr. Charles Germain,

Hereinafter referred to as the "SUBSIDIARY"

                                                        PARTY OF THE FIRST PART,




AND:


The company ROWECOM GLOBAL HOLDINGS LTD, an American company, with capital of XX American dollars, with registered offices at [handwritten] 15 Southwest Park, Westwood, MA 02090 USA, represented herein by Mr. Richard Rowe, specially authorized for this purpose by the legal representatives of the company, [who are] domiciled at said registered offices.

Hereinafter referred to as the "PARENT COMPANY"

                                                       PARTY OF THE SECOND PART.


[initials]


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WHEREAS:

The company ROWECOM France is a French company, a subsidiary of the company ROWECOM GLOBAL HOLDINGS LTD, an American company.

The company ROWECOM GLOBAL HOLDINGS LTD holds 99% of the capital of the company ROWECOM France.

In order to meet an urgent need for cash, the company ROWECOM GLOBAL HOLDINGS LTD has solicited a loan in the amount of 4,000,000 euros from the company ROWECOM France.

Because French law does not recognize the legal notion of a group as a subject of law, it requires each of the entities that constitute the group (PARENT COMPANY and subsidiaries) to pursue its own economic and corporate interest within the strict limits of its corporate purpose.

The act of favoring an entity of the group to its own detriment constitutes, for the company's legal representative, the criminal offense of misuse of corporate assets.

In this case, such a qualification is excluded because the loan granted by the French SUBSIDIARY fulfills the following characteristics:

         -  the loan is carried out in the group's interest;
         - the French SUBSIDIARY, in terms of the guarantees and compensation offered by the PARENT COMPANY, incurs no exorbitant risks.

With regard to the urgency presented by the transfer of funds requested by the PARENT COMPANY.

Having recalled this, the parties agreed on the following:

                                    ARTICLE 1

The SUBSIDIARY grants, this day, to the PARENT COMPANY, which accepts it, under the conditions, and according to the terms defined herein, a loan whose principal is FOUR MILLION EUROS (4,000,000 euros), for a period that will expire on April 30, 2001.


                                    ARTICLE 2

The disbursement of the Loan by the SUBSIDIARY's Bank, for the benefit of the PARENT COMPANY, will take place, in one lump sum, on Monday March 12, 2001, upon presentation of this memorandum of understanding, initialed and signed, without any reservations, by the parties, duly represented as indicated at the start hereof.


[initials]


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                                    ARTICLE 3

The PARENT COMPANY will reimburse the full amount of the loan on one due date, on April 30, 2001, at the latest, without any foreseeable extension of its commitment.

The payment will be made in euros to the SUBSIDIARY's Bank, to the SUBSIDIARY itself, or to any person that it designates to receive the funds.

The payment of any sum due by the PARENT COMPANY pursuant to this contract must be carried out net of any taxes, withheld at the source or deducted in any manner, present or future.


                                    ARTICLE 4

As a guaranty for the loaned sum, the PARENT COMPANY hereby declares that it allocates, in the form of a pledge, 60% of the total amount of corporate securities that it owns in the capital of the other subsidiaries of the ROWECOM Group, located outside of the United States of America, in the rest of the world (REALA).

By irrevocable joint agreement, the parties value 60% of the holding of the PARENT COMPANY in said subsidiaries at the full amount of the sum loaned, or 4,000,000 euros.

The PARENT COMPANY guarantees the retroactive approval of this pledge by each of said subsidiaries, for the benefit of the SUBSIDIARY that is making this loan, for the amount of 60% of their capital;

This collateral, granted by the PARENT COMPANY and accepted by the SUBSIDIARY, is irrevocable.

However, in order to safeguard the confidentiality of this memorandum of understanding, the parties undertake to draw up a pledge instrument distinct from this agreement, within 5 days of the signing hereof; the subsidiaries whose securities are pledged shall be notified of said instrument.

The SUBSIDIARY will remit to the Bank the articles of incorporation of each of the companies whose securities, held by the PARENT COMPANY, are pledged in the amount of 60% for its benefit.

[initials]


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                                    ARTICLE 5

The PARENT COMPANY declares that it has not been involved in any ruling or measure whatsoever likely to hinder its capacity, and that the aforementioned corporate securities remitted as collateral have not been the subject of any other pledge agreement or legal or extra-legal protective measure.

The fees related to the pledges will be the exclusive responsibility of the PARENT COMPANY, which undertakes thereto.

                                    ARTICLE 6

If the PARENT COMPANY does not reimburse the full amount of the sum loaned, I.E., 4,000,000 euros, on April 30, 2001 at the latest, to the SUBSIDIARY's Bank, to the SUBSIDIARY itself, or to any person that it designates to receive the funds, the PARENT COMPANY irrevocably undertakes to assign to the SUBSIDIARY or to any person it shall substitute, 60% of the corporate securities that it holds in the capital of each of the subsidiaries of the ROWECOM Group, located outside of the United States of America, in the rest of the world (REALA).

The list of relevant companies is and will remain attached to this memorandum of understanding as an integral part thereof.

By irrevocable joint agreement, the parties value the investment of the PARENT COMPANY in said subsidiaries, subject of this assignment commitment, at the full amount of the loaned sum, or 4,000,000 euros.

The PARENT COMPANY declares that it fully owns the securities, subject of this assignment commitment, that it has free access thereto and that they are not mortgaged by any surety or any restriction of any kind on their free negotiability, and that it will ensure that these features are maintained for the full duration of the commitment.


The PARENT COMPANY guarantees the approval (if necessary) of the SUBSIDIARY as a new associate of the subsidiaries whose securities are the subject of this assignment commitment.


The SUBSIDIARY accepts this assignment commitment as such.

The expiration of the period to reimburse the loan, set by Article 3 of this memorandum of understanding at April 30, 2001, will entail the definitive and irrevocable assignment of the securities that are the subject of this commitment, for the benefit of the SUBSIDIARY, in return for the definitive abandonment, by the latter, of the amount of the loan hereby granted to the PARENT COMPANY.

[initials]


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The preparation of the order to move the securities, and the relevant formalities, will take place in the month following the expiration of the date for reimbursing the loan, I.E., at the latest on May 31, 2001.

The SUBSIDIARY specifies, and the PARENT COMPANY acknowledges, that the loan that is the subject of Article 1 herein would not have been granted if the PARENT COMPANY had not concluded this assignment commitment, for the benefit of the former, irrevocably; this commitment determined the agreement of the SUBSIDIARY, which grants the credit.


                                    ARTICLE 7

The PARENT COMPANY undertakes, for the duration of this commitment, to not grant, for any surety pursuant to a present or future loan debt or for any surety pursuant to any guarantee commitment undersigned by it or upon its order with any other party, present or future, any mortgage, pledge, collateral or other right of any type on all or part of the assets, tangible or intangible, of the subsidiaries of the ROWECOM Group located outside of the United States, in the rest of the world (REALA), which are the subject of the assignment commitment contained in Article 6 herein.


                                    ARTICLE 8

The parties agree that this loan, pledge and assignment commitment agreement is irrevocable.

A detailed private agreement that the parties undertake to initial and sign within five days following the conclusion of this memorandum of understanding will be prepared.


                                    ARTICLE 9

Expenses associated with this document and subsequent documents will be the exclusive responsibility of the PARENT COMPANY, which undertakes thereto.

To the extent that the SUBSIDIARY advances certain expenses, such as expert fees, registration charges, etc., they will be reimbursed upon first request.


                                   ARTICLE 10

This memorandum of understanding is expressly subject to French law and the competent courts will be exclusively French courts.

[initials]


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                                   ARTICLE 11

For the execution of this document and subsequent documents, domicile is elected by the SUBSIDIARY and the PARENT COMPANY at their respective registered offices.


VILLEBON SUR YVETTE, on:


[signature]                              [signature]
ROWECOM France company                   ROWECOM GLOBAL HOLDINGS LTD company
Duly represented by                      Duly represented by
Mr. Charles Germain                      Mr. Richard Rowe, specially authorized.

                                         [handwritten]
                                         Paul Burmeister
                                         Chief Financial Officer


                                         [handwritten]
                                         [signature]
                                         James Krzywicki
                                         Chief Operating Officer
                                         Board Member:     ROWECOM
                                                           GLOBAL HOLDINGS LTD